Exhibit 10.7

STOCK AWARD AGREEMENT

THIS STOCK AWARD AGREEMENT (this "Agreement") is entered into as of July 1, 2010, by and between J. Paul Quinn, an individual ("Employee"), and Telanetix, Inc., a Delaware corporation ("Company"), with respect to the following facts:

A.           Employee is currently employed by the Company and is a participant in the Company's senior management incentive plans (the "Plans").

B.           Employee has earned a certain amount of incentive compensation under the Plans, the aggregate amount of which is set forth in column (a) of Exhibit A (such aggregate amount being referred to as the "Unpaid Incentive Compensation"), payment of which amount has been deferred as a result of the Company's financial condition.

C.           The Company maintains that payment of all of the Unpaid Incentive Compensation in cash at the current time would jeopardize the Company's ability to continue as a going concern and the Company cannot provide assurances as to when, if ever, it will be able to pay all of the Unpaid Incentive Compensation in cash.

D.           The Company is concurrently entering into a Securities Purchase Agreement and related transactions with Hale Capital Partners or its affiliates (the "Purchase Agreement").

E.           As a condition to the closing under the Purchase Agreement, Hale Capital Partners has required that the Company pay out the Unpaid Incentive Compensation partially in cash and partially in unregistered shares of the Company's common stock, $0.0001 par value per share (the shares of such common stock paid in respect of the Unpaid Incentive Compensation being referred to as the "Shares"), in accordance with the terms of this Agreement.

F.           Employee will be benefitted by the consummation of the transactions under the Purchase Agreement, and is willing to receive the Unpaid Incentive Compensation partially in cash and partially in Shares in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, and intending to be legally bound, the Company and Employee agree as follows:

1. Settlement of Unpaid Incentive Compensation.  Subject to the terms and conditions of this Agreement and effective as of the Closing of the Purchase Agreement, the Company shall pay and satisfy its obligations to Employee in respect of the Unpaid Incentive Compensation, and the Employee agrees to accept payment of the Unpaid Incentive Compensation, as follows:

1.1 The Company shall pay the Unpaid Incentive Compensation through delivery of the number of Shares set forth in column (b) of Exhibit A, which number equals the amount of the Unpaid Incentive Compensation divided by $0.03852.  The Company shall cause all of the Shares to be issued to Employee as soon as reasonably practicable following the date of this Agreement.

1.2 The Company shall pay, and Employee shall accept, up to 30% of the Unpaid Incentive Compensation in cash, which amount shall be withheld and retained by the Company to satisfy taxes owed by Employee in respect of the Unpaid Incentive Compensation.  The amount of the Unpaid Incentive Compensation being paid in cash (the "Cash Payment") is set forth in column (c) of Exhibit A.

2. Full Satisfaction. The Company's issuance of the Shares and the payment of the Cash Payment as provided for in this Agreement shall discharge all of the Company's obligations to Employee with respect to the Unpaid Incentive Compensation.

3. Company Representations.  The Company represents and warrants to Employee that:

3.1 Organization and Qualification.  The Company is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated hereby, or on the authority or ability of the Company to perform its obligations hereunder.

3.2 Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Shares, have been duly authorized by the Company's board of directors, and no filing, consent or other authorization is required by the Company, its board of directors or its stockholders.  This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

3.3 Issuance of Securities.  Upon issuance, the Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of common stock of the Company.

3.4 No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of its certificate of incorporation or its bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any agreement to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company, except in the case of clause (iii) above, for such violations which would not have a Material Adverse Effect.

4. Employee Representations.  Employee represents and warrants to the Company that:

4.1 Validity; Enforcement.  This Agreement has been duly executed and delivered by Employee and constitutes the legal, valid and binding obligations of Employee, enforceable against Employee in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

4.2 Acknowledgement of Risk.  Employee understands and acknowledges that investment in the Shares involves a high degree of risk. Employee has been advised to carefully consider the risks described in the reports that the Company files with the United States Securities and Exchange Commission (the "SEC"), including the risk factors identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 17, 2010, before making an investment decision. If any of the risks identified in that report occur, or any other risk occurs that may not be known or recognized by the Company at this time, the Company's business, financial condition or results of operations could suffer. In that case, the market price of the Shares could decline, and Employee may lose all or part of his investment in the Shares. Employee (i) understands that his investment in the Shares involves a high degree of risk, (ii) is able to bear such risk and is able to afford a complete loss of such investment, (iii) has sought such accounting, legal and tax advice as he has considered necessary to make an informed investment decision with respect to his acquisition of the Shares and (iv) acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

4.3 Investment Intent. Employee is acquiring the Shares for his own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and Employee does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares; provided, however, that by making the representations herein, Employee does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of United States federal and state securities laws.

4.4 Reliance on Exemptions.  Employee understands that the Shares are being offered and sold to Employee in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Employee's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Employee set forth herein in order to determine the availability of such exemptions and the eligibility of Employee to acquire the Shares.  At no time was Employee presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or, to its knowledge, any other form of general solicitation or advertising relating to the Shares.

4.5 Information.  No prospectus or "offering memorandum" has been delivered to the Employee in connection with the acquisition of the Shares.

4.6 No Governmental Review.  Employee understands that no federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

4.7 Transfer or Resale.  Employee understands that (i) the Shares have not been and are not being registered under the Securities Act of 1933, as amended (the "1933 Act") or any state securities laws, and the Shares may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or in accordance with an exemption from registration, and (ii) neither the Company nor any other person is under any obligation to register the Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

4.8 Legends.  Employee understands that the certificates representing the Shares shall bear any legend required by the securities laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

4.9 Restrictions on Transfer for Affiliates.  Employee understands that if Employee is deemed to be an "affiliate" of the Company (as such term is defined in Rule 144 promulgated under the 1933 Act), the Shares, once issued to Employee, will be considered "control securities" (as such term is defined in Rule 144 promulgated under the 1933 Act) and can only be resold pursuant to an effective resale registration statement under the 1933 Act or an exemption from registration, such as the exemption provided by Rule 144.  Rule 144 imposes certain restrictions on the volume of securities that may be sold, and upon the manner of sale of securities.

4.10 Section 16 Restrictions.  Employee understands that Employee may have additional restrictions on transfer of the Shares if Employee is subject to Section 16 of the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, "Section 16"). Persons subject to Section 16 are subject to short swing profits rules and may be compelled to remit to the Company any profits that such person earns on a purchase and sale, or sale and purchase of the Company's securities that occur within a six month period.  EMPLOYEE IS ADVISED TO CONSULT WITH HIS OR HER OWN SECURITIES ADVISOR WITH RESPECT TO THE ACQUISITION OR DISPOSITION OF ANY SECURITIES OF THE COMPANY.

5. Taxes.

5.1 General.  All taxes imposed or levied by reason of, in connection with or attributable to this Agreement or the transactions contemplated hereby shall be borne by each party as appropriate under applicable laws.  Employee acknowledges that the general tax treatment upon  receipt of the shares of Shares is that the Employee will be deemed to receive ordinary income equal to the fair market value of the Shares at the time of issuance.  This income is subject to wage withholding taxes for employees or former employees.  Employee's tax basis in the Shares is their fair market value at the time of issuance, and any later appreciation in the value of the shares is taxed as capital gains when the shares are sold.  Employee's holding period in the Shares will start at the time of acquisition, and the capital gains or losses recognized will be either long-term or short-term depending on whether the Shares were held for more than one year before sale.  Utilization of losses is subject to special rules and limitations. Federal, state and local income tax consequences depend on Employee's individual circumstances.

5.2 Application of Code Section 409A.  None of the transactions contemplated hereby, nor any actions taken by the parties prior to the date of this Agreement, are or were intended to create a "nonqualified deferred compensation plan" within the meaning, and subject to the requirements, of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder (collectively, "409A").  For the avoidance of doubt, any delay in payment of all or a portion of the Unpaid Incentive Compensation was, and continues to be, attributable to the Company's inability to pay such amounts without jeopardizing its ability to continue as a going concern, which provides for the continued availability of the short-term deferral exception under 409A.

EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HIS OR HER PARTICULAR TRANSACTIONS UNDER THIS AGREEMENT AND THE 2009 EQUITY INCENTIVE PLAN.

6. Miscellaneous.

6.1 Successors and Assigns.  This Agreement may not be assigned or otherwise transferred by either party without the written consent of the other party.  Any purported assignment in violation of the preceding sentence shall be void.  Notwithstanding the foregoing, the Company may assign this Agreement and its rights and benefits hereunder and may delegate its duties hereunder to an affiliate or to any person which acquires all or substantially all of the business of the Company; provided, however, that the Company shall remain primarily liable for its obligations hereunder.

6.2 Entire Agreement; Amendment and Waiver.  This Agreement constitutes the full and entire understanding and agreement between the parties and fully supersede any and all prior agreements or understandings between them pertaining to the subject matter hereof.  Any term of this Agreement may be amended by a signed writing entered into by the parties hereto and the observance of any term hereof may be waived only with the written consent of the party against whom the waiver is to be effective.

6.3 Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6.4 Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.5 Governing Law.  This Agreement will be governed by, and construed in accordance with, the substantive laws of the State of Delaware without reference to the conflicts of laws rules of such state.

6.6 Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed as of the date first written above:

EMPLOYEE:

Name:

COMPANY:

Telanetix, Inc. a Delaware corporation

By:  ____________________________________
Name: __________________________________
Title: ___________________________________

EXHIBIT A

Employee: J. Paul Quinn
Aggregate Unpaid Incentive Compensation (a)	Number of Shares (b)	Cash Payment (c)
$68,446	1,243,827	$20,533.80